Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215122, 333-218399, 333-234436, 333-212047, 333-226508, 333-251033 and 333-252396) of F-star Therapeutics, Inc. of our report dated August 28, 2020 relating to the financial statements of F-star Beta Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
February 5, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215122, 333-218399, 333-234436, 333-212047, 333-226508, 333-251033 and 333-252396) of F-star Therapeutics, Inc. of our report dated August 28, 2020 relating to the financial statements of F-star Biotechnologische Forschungs-und Entwicklungsges.m.b.H, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
February 5, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215122, 333-218399, 333-234436, 333-212047, 333-226508, 333-251033 and 333-252396) of F-star Therapeutics, Inc. of our report dated February 5, 2021 relating to the financial statements of F-star Therapeutics Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
February 5, 2021